                                                                     EXHIBIT 2.2

                    ILLUSTRA INFORMATION TECHNOLOGIES, INC.
                                VOTING AGREEMENT

    This Voting Agreement ("Agreement") is made and entered into as of December 20, 1995, between Informix Corporation, a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Illustra Information Technologies, Inc., a Delaware corporation ("Company").

                                    RECITALS

    A. Concurrently with the execution of this Agreement, Parent, Company and Informix Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Merger Agreement.

    B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock of the Company as is indicated on the final page of this Agreement (the "Shares").

    C. Parent desires the Stockholder to agree, and the Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

    NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

    1.  AGREEMENT TO RETAIN SHARES.

    1.1 TRANSFER AND ENCUMBRANCE. Stockholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof.

    1.2 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

    2. AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Certificate of Incorporation and with the requirements necessary to account for the Merger as a "pooling-of-interests"); and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Parent and its affiliates and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement.

    3. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable, with the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder set forth therein.

    4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
STOCKHOLDER. Stockholder hereby represents, warrants and covenants to Parent as follows:

    4.1 OWNERSHIP OF SHARES. Stockholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

    4.2 NO PROXY SOLICITATIONS. Stockholder will not, and will not permit any entity under Stockholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholders' vote or action by consent of the Company stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

    5. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent or Stockholder, as the case may be, to carry out the intent of this Agreement.

    6. CONSENT AND WAIVER. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

    7.    TERMINATION.   This Agreement  and the  Proxy delivered  in connection
herewith shall terminate and shall have no further force or effect as of the Expiration Date.

    8.  MISCELLANEOUS.

    8.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    8.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, either this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

    8.3    AMENDMENTS AND  MODIFICATION.   This Agreement  may not  be modified,
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    8.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

    8.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

        If to Parent:
       Informix Corporation
       4100 Bohannan Drive
       Menlo Park, California 94025
       Attn: General Counsel

With a copy to its General Counsel at the same address.

With a copy to:
       Wilson, Sonsini, Goodrich & Rosati, P.C.
       650 Page Mill Road
       Palo Alto, California 94304-1050
       Attn: Douglas H. Collom, Esq.

        If to the Stockholder:
       To the address for notice set forth on the last page hereof.

With a copy to:
       Cooley Godward Castro Huddleson & Tatum
       One Maritime Plaza
       Suite 200
       San Francisco, California 94111
       Attn: Kenneth L. Guernsey, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

    8.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California.

    8.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

    8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    8.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

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
    IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                               INFORMIX CORPORATION
                                               By:
                                                    ----------------------------------------
                                               Title: President and Chief Executive Officer
                                                      --------------------------------------

                                               STOCKHOLDER:
                                               By:
                                                    ----------------------------------------

                                               Stockholder's Address for Notice:

                                               --------------------------------------------

                                               --------------------------------------------

                                               --------------------------------------------

                                               Shares beneficially owned:
                                               shares of Common Stock
                                               shares of Series A Preferred Stock
                                               shares of Series B Preferred Stock
                                               shares of Series C Preferred Stock
                                               shares of Series D Preferred Stock

                             ***VOTING AGREEMENT***

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
                                   EXHIBIT A
                               IRREVOCABLE PROXY

    The undersigned stockholder of Illustra Information Technologies, Inc., a Delaware corporation ("Company"), hereby irrevocably appoints the directors on the Board of Directors of Informix Corporation, a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement of Merger and Plan of Reorganization dated as of December 20, 1995 (the "Merger Agreement"), among Parent, Informix Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

    This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of December 20, 1995 between Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Certificate of Incorporation and with the requirements necessary to account for the Merger as a "pooling-of-interests"), and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent and its affiliates and against any liquidation or winding up of the Company.

    The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Certificate of Incorporation and with the requirements necessary to account for the Merger as a "pooling-of-interests"), and against any merger, consolidation, sale of assets, reorganization or recapitalization of Company with any party other than Parent and its affiliates, and against any liquidation or winding up of the Company, and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

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
    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

    This proxy is irrevocable.

Dated: December 20, 1995
    Signature of Stockholder: __________________________________________________
    Print Name of Stockholder: _________________________________________________

    Shares beneficially owned:
    ________________________ shares of Common Stock
    ________________________ shares of Series A Preferred Stock
    ________________________ shares of Series B Preferred Stock
    ________________________ shares of Series C Preferred Stock
    ________________________ shares of Series D Preferred Stock

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